EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NESTOR, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.


                                SECURED TERM NOTE
                                -----------------

          FOR VALUE RECEIVED, NESTOR, INC., a Delaware corporation (hereinafter called the "Borrower"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Ltd., P.O. Box 309 G.T., Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "Holder") or its registered assigns or successors in interest, on order, without demand, the sum of Six Million Dollars ($6,000,000), together with any accrued and unpaid interest and fees on December 28, 2008 (the "Maturity Date").
Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the "Purchase Agreement").

The following terms shall apply to this Note (this "Note"):


                                    ARTICLE I
                             INTEREST & AMORTIZATION

          1.1 INTEREST RATE. Interest payable on the outstanding principal amount of this Note (the "Principal Amount") shall accrue at the "base rate" or "prime rate" published in the Wall Street Journal from time to time, plus two percent (2.00%) (such sum, the "Contract Rate") commencing on January 1, 2006 and be payable in arrears on the first day of each consecutive calendar month thereafter, and on the Maturity Date, accelerated or otherwise, due and payable as described below. The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change.The Contract Rate shall not at any time be less than seven percent (7.00%). Interest shall be calculated on the basis of a 360-day year.


          1.2 Principal. The Borrower shall make repayments of principal on the Note as follows:

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

--------------------------------------------------------------------------------
Date             Principal Payment            Date             Principal Payment
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
4/1/2006         181,818                     9/1/2007          181,818
5/1/2006         181,818                     10/1/2007         181,818
6/1/2006         181,818                     11/1/2007         181,818
7/1/2006         181,818                     12/1/2007         181,818
8/1/2006         181,818                     1/1/2008          181,818
9/1/2006         181,818                     2/1/2008          181,818
10/1/2006        181,818                     3/1/2008          181,818
11/1/2006        181,818                     4/1/2008          181,818
12/1/2006        181,818                     5/1/2008          181,818
1/1/2007         181,818                     6/1/2008          181,818
2/1/2007         181,818                     7/1/2008          181,818
3/1/2007         181,818                     8/1/2008          181,818
4/1/2007         181,818                     9/1/2008          181,818
5/1/2007         181,818                     10/1/2008         181,818
6/1/2007         181,818                     11/1/2008         181,818
7/1/2007         181,818                     12/1/2008         181,818
8/1/2007         181,818
--------------------------------------------------------------------------------

                                   ARTICLE II

                            BORROWER PAYMENT OPTIONS


          2.1 OPTIONAL REDEMPTION. The Borrower may prepay this Note ("Optional Redemption") by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any other Related Agreement (the "Redemption Amount") outstanding on the Redemption Payment Date (as defined below). The Borrower shall deliver to the Holder a written notice of redemption (the "Notice of Redemption") specifying the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be not earlier than seven (7) days after the date of the Notice of Redemption (the "Redemption Period"). . On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Borrower fails


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

to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void A Notice of Redemption may be given by the Borrower, provided no Event of Default, as described in the Note, shall have occurred or be continuing.

          2.2 MANDATORY REDEMPTION. The total outstanding Principal Amount, together with any accrued and unpaid interest and any and all other unpaid amounts that are then owing by Borrower and its subsidiaries to Holder under this Note, the Purchase Agreement and/or any Related Agreement shall be due and payable on the Maturity Date.

          2.3 Upon a Change of Control (as defined below) occurring with respect to the Borrower, unless Holder shall have expressly consented to such Change of Control in writing, Borrower shall prepay this Note in accordance with Section
2.1. A "Change of Control" shall mean any event or circumstance as a result of which (i) any "Person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Borrower (other than a "Person" or "group" that beneficially owns 35% or more of such outstanding voting equity interests of the Borrower on the date hereof),
(ii) the Board of Directors of the Borrower shall cease to consist of a majority of the Borrower's board of directors on the date hereof (or directors nominated or elected by (x) a majority of the board of directors in effect immediately prior to such nomination or election (y) a "Person" or "group" that beneficially owns 35% or more of such outstanding voting equity interests of the Borrower on the date hereof) or (iii) the Borrower or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity.

                                   ARTICLE III

                             [INTENTIONALLY OMITTED]



                                   ARTICLE IV

                                EVENTS OF DEFAULT

          If an Event of Default occurs and is continuing, the Borrower's rights under Article II shall immediately cease and be of no further effect until such


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

time as the Event of Default has been cured or waived by the Holder. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder due and payable within five (5) days of written notice from Holder to Borrower (each period being a "Default Notice Period") of an Event of Default (as defined below). In the event of such an acceleration, the amount due and owing to the Holder shall be 130% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any) (the "Acceleration Rate") until such Event of Default shall have been cured or waived in writing by the Holder, if applicable. If during the Default Notice Period, Borrower cures the Event of Default (other than a payment default described in section 4.1 below), the Event of Default will no longer exist and any rights Holder had pertaining to or arising from the Event of Default will no longer exist.


The occurrence of any of the following events is an Event of Default ("Event of Default"):

          4.1 FAILURE TO PAY PRINCIPAL, INTEREST OR OTHER FEES. The Borrower fails to pay any installment of principal, interest or other fees hereon or any Obligations (as such term is defined in the Security Agreement as amended, modified and reaffirmed by the Reaffirmation Agreement or under the Indebtedness, as such term is defined in the Pledge and Security Agreement as amended, modified and reaffirmed by the Reaffirmation Agreement or or under any other promissory note issued pursuant to the Purchase Agreement and this Note, when due and such failure continues for a period of fourteen (14) business days after the due date.

          4.2 BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of this Note or the Purchase Agreement in any material respect and such breach, if subject to cure, continues for a period of twenty
(20) days after written notice to the Borrower from the Holder.

          4.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, in the Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading and shall not be cured for a period of twenty (20) business days after written notice thereof is received by the Borrower from the Holder.

          4.4 BANKRUPTCY, RECEIVER OR TRUSTEE. Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or


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

of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within ninety (90) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing..

          4.5 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.

          4.6 DEFAULTS UNDER RELATED AGREEMENTS. An Event of Default, as defined in any Related Agreement, shall occur and be continuing beyond any applicable grace period.

          4.7 STOP TRADE. An SEC stop trade order or Principal Market trading suspension of the Common Stock for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within 30 days of the notice thereof or list or trade the Common Stock on another Principal Market within 60 days of such notice.





                           DEFAULT RELATED PROVISIONS

          4.10 PAYMENT GRACE PERIOD. The Borrower shall have a three (3) business day grace period to pay any monetary amounts due under this Note or the Purchase Agreement, after which grace period a default interest rate of five percent (5%) per annum above the then applicable interest rate hereunder shall apply to the monetary amounts due.




                                    ARTICLE V

                                  MISCELLANEOUS

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

          5.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          5.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by telephonically confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address as set forth on the signature page to the Purchase Agreement executed in connection herewith, with a copy to Benjamin M. Alexander, Esq., Nestor, Inc., 400 Massasoit Avenue, Suite 200, East Providence 02914 , and to the Holder at the address set forth on the signature page to the Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 3rd Ave. , 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto.

          5.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          5.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder after written notice to Borrower.

          5.5 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of


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

law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

         5.6 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

         5.7 SECURITY INTERESt. The holder of this Note has been granted a security interest in certain assets of the Borrower more fully described in a Security Agreement dated as of May 16, 2005, as amended, modified and reaffirmed by the Reaffirmation Agreement. The obligations of Borrower under this Note are guaranteed by certain Subsidiaries of the Borrower pursuant to the Subsidiary Guaranty dated as of May 16, 2005, as amended, modified and reaffirmed by the Reaffirmation Agreement.

         5.8 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other. The titles of the articles and sections of this Note are for convenience of reference only and are not to be considered in construing this Note.






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




          IN WITNESS WHEREOF, each Borrower has caused this Note to be signed in its name effective as of this 28 day of December, 2005.

                                            NESTOR, INC.


                                            By:
                                               ---------------------------------


WITNESS:



-------------------------------





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